Exhibit 99.1
Independent Auditors’ Report
To the President of FIXCO Invest S.A.S.,
We have audited the accompanying consolidated financial statements of FIXCO Invest S.A.S. and its subsidiaries, which comprise the consolidated balance sheets as at March 31, 2021 and 2020, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with generally accepted accounting principles in France; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FIXCO Invest S.A.S. and its subsidiaries as of March 31, 2021 and 2020, and the results of their operations and their cash flows for the years then ended in accordance with generally accepted accounting principles in France.
Emphasis of Matter
Generally accepted accounting principles in France vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in Note 7 to the consolidated financial statements. Our opinion is not modified with respect to this matter.

Paris La Défense, France
June 13, 2022

KPMG S.A.

/s/ Nicolas Poncet    /s/ Grégoire Menou
Nicolas Poncet    Grégoire Menou
Partner    Partner

FIXCO Invest S.A.S.
Consolidated Balance Sheet
As of March 31, 2021 and March 31, 2020
(In thousands)

	Notes	March 31, 2020	March 31, 2021

		Net value	Gross values	Amortization Depreciation	Net value
Goodwill	6.10	€167,215	€182,431	€—	€182,431
Intangible assets	6.11	119,325	145,800	(17,445)	128,355
Property, plant and equipment	6.12	41,827	130,412	(88,655)	41,757
Financial assets	6.13	369	443	—	443
Total fixed assets		€328,735	€459,086	€(106,100)	€352,986
Inventories	6.14	61,289	63,445	(3,648)	59,798
Trade accounts receivable	6.15	43,859	56,883	(2,966)	53,917
Other receivables	6.16	10,343	8,302	—	8,302
Short term deposits		23,017	396	—	396
Cash and cash equivalents		26,691	17,986	—	17,986
Deferred tax assets	6.17	8,123	4,534	—	4,534
Total current assets		€173,323	€151,546	€(6,614)	€144,933
Total assets		€502,059	€610,633	€(112,714)	€497,919
Share capital	6.22	64,994	—	—	65,025
Additional paid-in capital		64,578	—	—	64,547
Retained earnings		(6,397)	—	—	(4,702)
Foreign exchange translation adjustment		(271)	—	—	(677)
Net income		1,644	—	—	9,109
Equity attributable to owners of the parent company		124,548	—	—	133,302
Non-controlling interests		—	—	—	852
Total Stockholder’s Equity		€124,548	€—	€—	€134,154
Provisions	6.18	7,671	—	—	7,452
Deferred tax liabilities	6.17	14,184	—	—	15,142
Loans and financial debt	6.19	315,377	—	—	289,846
Trade accounts payable	6.20	27,577	—	—	36,373
Other liabilities	6.21	12,702	—	—	14,952
Total Liabilities		€377,511	€—	€—	€363,765
Total Liabilities and Stockholders’ Equity		€502,059	€—	€—	€497,919

FIXCO Invest S.A.S.
Consolidated Statement of Operations
For the Years Ended March 31, 2021 and March 31, 2020
(In thousands)

	March 31, 2020	March 31, 2021
Total Operating Income	€215,932	€218,248
Revenue	206,594	220,235
Other income	9,338	(1,988)
Total Operating expenses	(184,329)	(182,021)
Purchases consumed	(93,277)	(90,284)
Taxes other than income tax	(2,614)	(2,606)
Personnel expenses	(41,978)	(43,331)
Other operating expenses	(35,219)	(34,475)
Depreciation and amortization	(11,240)	(11,325)
Operating income (loss)	€31,604	€36,227
Financial income	178	311
Financial expenses	(19,294)	(20,357)
Net Financial income (loss)	€(19,115)	€(20,045)
Consolidated income (loss) before extraordinary items and income tax	€12,488	€16,181
Extraordinary income	480	693
Extraordinary expenses	(2,600)	(605)
Extraordinary income (loss)	€(2,119)	€88
Consolidated income (loss) before income tax	€10,369	€16,269
Current income tax	(4,824)	(4,572)
Deferred income tax	(3,902)	(2,288)
Consolidated net income (loss)	€1,644	€9,409
Non-controlling interests	—	300
Net income - Group share	€1,644	€9,109

FIXCO Invest S.A.S.
Consolidated Statements of Cash Flows
For the Years Ended March 31, 2021 and March 31, 2020
(In thousands)

	March 31, 2020	March 31, 2021
Operating Activities
Consolidated net income	€1,644	€9,409
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,405	10,401
Capital gains or losses on disposal	123	(112)
Deferred income taxes	3,902	2,288
Changes in operating assets and liabilities:
Inventory change	(9,171)	3,495
Changes in receivables and payables	4,396	715
of which changes in receivables	3,137	(5,803)
of which changes in payables	1,259	6,518
Cash flows from (used in) operating activities	€12,299	€26,196
Investing Activities
Capital expenditure - intangible assets	€(939)	€(1,612)
Capital expenditure - tangible assets	(5,343)	(4,836)
Capital expenditure - financial assets	(6)	(59)
Changes in financial assets	35	—
Net change in short-term investments	(50)	50
Impact of the changes on consolidation scope	222	(25,127)
Cash flows from (used in) investing activities	€(6,081)	€(31,584)
Financing Activities
Capital increase	6	—
Proceeds from borrowings	33,053	14,447
Repayment of borrowings	(6,300)	(40,325)
Cash flows from (used in) financing activities	€26,759	€(25,878)
Effect of exchange rate changes	(30)	(58)
Change in Cash Statement	€32,947	€(31,324)
Cash position at beginning of year	16,749	49,696
Cash position at end of year	49,696	18,372
Cash and cash equivalents	26,691	17,986
Short-term deposits	23,017	396
Bank overdrafts	(1)	(1)
Short-term banks borrowings (treasury liabilities)	(11)	(9)
Total	€49,696	€18,372

FIXCO Invest S.A.S.
Consolidated Statement of Stockholder’s Equity
For the Years Ended March 31, 2021 and March 31, 2020
(In thousands)

	Share Capital	Additional paid-in capital	Foreign exchange translation adjustment	Retained earnings	Net income	Equity attributable to owners of the parent company	Non-controlling interests	Total Stockholders’ Equity
Balance as at March 31, 2019	€63,470	€63,470	€7	€(3,313)	€(395)	€123,239	€-	€123,239
Capital increase	1,524	1,108	-	(2,632)	-	-	-	-
Allocation of net income from previous year	-	-	-	(395)	395	-	-	-
Foreign exchange translation adjustment	-	-	(278)	-	-	(278)	-	(278)
Other changes	-	-	-	(57)	-	(57)	-	(57)
Net income	-	-	-	-	1,644	1,644	-	1,644
Balance as at March 31, 2020	€64,994	€64,578	€(271)	€(6,397)	€1,644	€124,548	€-	€124,548
Capital increase	31	(31)	-	-	-	-	-	-
Allocation of net income from previous year	-	-	-	1,644	(1,644)	-	-	-
Foreign exchange translation adjustment	-	-	(406)	-	-	(406)	-	(406)
Other changes	-	-	-	51	-	51	-	51
Net income	-	-	-	-	9,109	9,109	300	9,409
Changes in non-controlling interest (*)	-	-	-	-	-	-	552	552
Balance as at March 31, 2021	€65,025	€64,547	€(677)	€(4,702)	€9,109	€133,302	€852	€134,154

(*) Following to the acquisition of CLEAS on July 20, 2020

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Note 2. Basis of preparation
2.1. Information of the Group
FIXCO Invest S.A.S. (referred to as “FIXCO Invest” or the “Company”) is a French Société par Actions Simplifiée created on July 12, 2018 subject to the provisions of the French Code of Commerce. Its head office is located at 66, Route de Sartrouville LE PECQ (78).
On September 20, 2018, FIXCO Invest acquired ECHEZEAUX Groupe and became the parent company of the Group for which preparation of consolidated financial statements is mandatory.
These consolidated financial statements as of and for the 12-month period ended March 31, 2021 and as of and for the 12-month period ended March 31, 2020, have been prepared in the context of the acquisition of FIXCO Invest by Simpson Manufacturing Co, Inc. and were approved by the Chairman of FIXCO Invest S.A.S. on 13 June 2022.
2.2. French accounting principles
The consolidated financial statements of FIXCO Invest as of and for the 12-month periods ended March 31, 2021 and March 31, 2020 have been prepared in accordance with generally accepted accounting principles in France, including Rule 99-02 of the French Accounting Standards Board (Comité de la Réglementation Comptable - CRC).
2.3. Basis of consolidation
The consolidated financial statements include the financial statements of FIXCO Invest and its subsidiaries as of and for the 12-month periods ended March 31, 2021 and March 31, 2020, prepared in accordance with consistent accounting methods and on a historical cost basis.
The annual consolidated accounts are closed on March 31 of each year. Group subsidiaries that do not close their financial statements on this date prepare an intermediate financial statement.
2.4. Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the period.
The underlying estimates and assumptions are based on past experience and other factors considered reasonable given the circumstances, particularly relating to the current economic and financial crisis. They thus serve as a basis for the exercise of the judgment made necessary to determine the book values of assets and liabilities, which cannot be obtained directly from other sources. Actual results could differ from those estimates. The underlying estimates and assumptions are reviewed on an ongoing basis.
The impact of changes in accounting estimates is recognized during the period of the change if it only affects this period or during the period of the change and subsequent periods if they are also affected by the change. They mainly concern the appreciation of the value of fixed assets and operating assets.
2.5. Consolidation methods
All entities held directly or indirectly by FIXCO Invest are fully consolidated. Indeed, FIXCO Invest exercises exclusive control over all these entities.
Exclusive control is presumed when the Group has held for two successive financial years, directly or indirectly, a fraction greater than 40% of the voting rights, and no other shareholder holds, directly or indirectly, a fraction greater than theirs. Exclusive control is the power to govern the financial and operating policies of a business in order to benefit from its activities.
2.6. Business combinations and goodwill
At the date of acquisition, the identifiable assets, liabilities and contingent liabilities of the acquired entities are valued individually. Regulation 99-02 §2110 specifies that the analyzes and expert appraisals necessary for the initial assessment of these elements, as well as their possible correction in the event of new information, may take place at the latest at the end of the financial year opened after the one, within which the acquisition was observed.
Positive goodwill, the difference between the cost of acquisition of the entity's securities (including the related costs net of tax) and the acquired share of the net assets revalued, is recorded in the assets of the consolidated balance sheet under “Goodwill”. Any potential negative surplus is taken to income over a period that must reflect the assumptions used and the conditions determined at the time of acquisition.
In accordance with ANC regulation 2015-07 of 11-23-2015, approved by decree of 12-4-2015, applicable from January 1, 2016, goodwill for which useful life has no foreseeable limit are no longer amortized. Goodwill are then subject to an impairment test at least once per fiscal year. Goodwill for which useful life is limited remains depreciable over this period, or exceptionally, when it cannot be reliably determined, over 10 years.
The goodwill appearing in the consolidated balance sheet (see note 6.10) have been considered as goodwill for which useful life is not limited, and consequently, are not amortized but are subject to an annual impairment test. FIXCO Invest Group performs this impairment test on the net value of goodwill every year on March 31 of each financial year and each time there is an indication that an asset may be impaired.
The net book value of goodwill together with the group of assets (including the brands) to be allocated to the goodwill is compared to its present value, determined according to a multiple of EBITDA (market value), and to its value in use, determined based on discounted future cash flows. The recoverable value is understood as the higher between the value in use and the market value. If the recoverable value is lower than the net book value, impairment of goodwill shall be recognized.
2.7. Translation of financial statements denominated in foreign currencies
Assets and liabilities of foreign subsidiaries are translated into euros at the exchange rate in effect on the reporting date, except for stockholders' equity, which is stated at historical value.
Income statements in foreign currencies are translated into euros at the average rates for the period. Translation differences resulting from these different rates are recognized in equity under the heading “Foreign exchange translation adjustment”.
2.8. Elimination of intragroup transactions
Intragroup transactions and intragroup assets and liabilities between fully consolidated companies are eliminated.
Similarly, income and expenses arising from intragroup transactions (dividends, provisions for risks and charges constituted due to losses suffered by the consolidated entities) are neutralized. The elimination of intragroup transactions is split between the group share and the minority interests in the entity that generated the results.
3. Summary of Significant Accounting Policies and Methods
The consolidated accounts are prepared in accordance with accounting principles:
•going concern,
•independence of financial years,
•and consistency principle.
3.1. Intangible assets
Intangible assets are valued at their entry cost. Trademarks are not amortized given their estimated indefinite residual life.
The ETANCO brand is a market leader in fastening systems and has a strong reputation among the public. The FRIULSIDER brand is the second brand in Italy. SYSTEA is positioned in the niche segment of substructure systems for ventilated facades.
The brands were valued using the royalty method during the purchase price allocation exercise:
•ECHEZEAUX Groupe acquisition: discounted future royalties have been calculated on the basis of 4% of revenues from the group business plan.
•SYSTEA acquisition: the royalties rate applied was 2%. It was estimated on the basis of the characteristics of the brand and the comparison with the sectorial royalties’ rates.
There is no reason to believe that the three brands and the products related to these brands have suffered a loss of value.
Customer relationships identified at acquisition date were measured using excess earnings method and are amortized over their useful lives based on historical attrition.
Research and development costs are recognized as operating expenses.

3.2. Property, plant and equipment
Property, plant and equipment are valued at their acquisition cost and depreciated according to the following average durations:

Buildings	15 to 25 years straight line
Fixtures and Installations	10 years straight line
Machinery and Equipment	3 to 5 years straight line
Transport Equipment	5 years straight line
Office Equipment and Furniture	5 years straight line
Computer and IT Equipment	3 years straight line

3.3. Fixed assets financed through finance leases
Fixed assets financed by leasing are recognized as assets on the balance sheet for their value stipulated in the contract. They are depreciated according to the same rules as if they had been acquired in full ownership.
These fixed assets are considered as purchased on credit; the corresponding debt is thus recorded as a liability and a related financial expense is recognized.
3.4. Financial assets
Investments in non-consolidated entities and other financial assets are recognized on the balance sheet at their acquisition costs and are, if necessary, impaired to take account of their net realizable value at the closing date.
3.5. Impairment of assets
When there is any indication that the value of tangible and intangible assets is likely to be called into question at the closing date, an impairment test is carried out. The net book value of the fixed asset is then compared to its present value and an impairment is recorded when the present value is lower than the net book value. Present value is the higher of market value or value in use. The market value is calculated in particular according to the net cash flows expected from these assets.
3.6. Provisions for risks and charges
Provisions are recorded when, at the closing date, there is an obligation of the Group with regard to a third party resulting from a past event, the settlement of which should result for the Group by an outflow of resources for the benefit of this third party without at least equivalent consideration expected from the latter.
This obligation may be legal, regulatory or contractual. It may also result from Group practices or public commitments that have created a legitimate expectation by third parties concerned that the Group will assume certain responsibilities.
The estimate of the amount recognized in the provision corresponds to the outflow of resources that the Group is likely to have to bear to settle its obligation. If no reliable valuation can be made, no provision is recognized. Information is then provided in the notes to the consolidated financial statements.
3.7. Inventory
Materials and products are valued at their acquisition costs and finished products at their cost price. When the net realizable value is lower than the value established using the weighted average unit cost method, a depreciation is recognized for the difference.
3.8. Transactions in foreign currency
Transactions denominated in foreign currencies are translated at the exchange rate in effect at the time of the transaction. At the closing date, receivables and payables denominated in foreign currencies are translated on the basis of the closing exchange rate. The resulting translation differences are recognized in operating income.
3.9. Pension benefit
The valuation of pension benefit is carried out, for most consolidated French companies, by using the preferential actuarial method in accordance with ANC recommendation 2013-02. The provision for retirement and post-employment benefits in the balance sheet corresponds to the discounted value of the pension commitments, less the fair value of plan assets. Changes in actuarial assumptions are recognized in profit or loss. The criteria used for the calculations are as follows:

•Economic factors:
–Annual increase defined by company, according to the rate of increase of the last 3 years,
–Discount rate including inflation: 0.86% at March 31, 2021 and 0.60% at March 31, 2020.
•Social factors:
–Voluntary departure for executives at age 65 and non-executives at age 65,
–Turnover rate defined by the Company, according to the turnover rate of the last 3 years,
–Rate of employer's social charges between 40% and 45% depending on the managerial/non-managerial categories
•Technical factors:
–Regulatory mortality table TG 05,
–Pro-rata temporis retrospective calculation method
3.10. Revenue
Revenue comes mainly from the sales of fastening system for the building envelope and the structural work for four main families: waterproofing, roofing / over roofing, cladding and facade. These sales are made to building manufacturers or other structures such as railways and to professional distributors, mainly on the European market. The group sets the selling price and keeps the control of the goods forehand, prior to transferring them to customers. Revenue is recognized when the transaction is completed, and ownership transferred.
3.11. Issuance costs, loan redemption premiums, interest rate swaps and cap on borrowings
Loan issue costs are amortized over the term of the loans, i.e., 9 years.
Interest rate swaps and caps are considered off-balance sheet. The effects of such derivative instruments qualified as hedging instruments are recognized in the statement of operations symmetrically to the hedged item.
3.12. Extraordinary income and loss
Income and expenses which, by their nature, their occurrence, or their significant nature, do not relate to the group's current activities, are recognized in extraordinary income.
3.13. Current and deferred taxes
Taxes resulting from the following items have been recognized:
•temporary differences between accounting and taxation,
•restatements and eliminations imposed by the consolidation,
•tax losses that can be carried forward and whose allocation to future profits is probable.
FIXCO Invest is the head of a tax consolidation group created on October 1, 2018 and made up of all the French entities of the Group.
According to the tax integration agreement, the parent company is the sole beneficiary of the corporate tax savings and additional contributions resulting from the application of the group tax regime and is the only one liable for these taxes. However, the member companies of the tax integration group are jointly and severally liable for the payment of these taxes, within the limit of the amount that would be due by each of them if they had not opted for the group tax regime.
Each company that is a member of the tax integration group is required to pay to the parent company, as a contribution to the tax on profits owed by the latter, an amount equal to the tax on profits which would have affected its results if it had been taxed separately.
4. Significant events of the financial years presented and subsequent events
4.1. Group activity
The FIXCO Group's main activity is the sale of fastening, waterproofing, roofing and cladding systems for the building industry.
4.2. Significant events of the years presented
Significant events during the financial year ended March 31, 2021
The group made two acquisitions during the fiscal year ended March 31, 2021:
•CLEAS, acquired in July 2020. CLEAS is a French company specializing in the design, marketing and installation of fall arrest devices.

•SYSTEA, acquired in February 2021. SYSTEA is a German company whose activity is the design and marketing of systems for ventilated facades.
The beginning of the fiscal year was marked by a decrease in turnover of 52% in April 2020, and 18% in May 2020, linked to the Covid 19 pandemic. Activity then resumed normally, and the fiscal year ended with an increase in turnover on a like-for-like basis.
Significant events during the financial year ended March 31, 2020
During the period, ETANCO and BENELUX subsidiaries performed new impairment tests on inventories, resulting in a change of the rate of impairment. The impact amounts to -2.2 M€. This change, based on a best experience, is considered as a change in accounting estimates and impacts the current period result.
4.3. Subsequent events
Debt refinancing transaction
On July 22, 2021, the FIXCO Group entered into a debt refinancing transaction as follows:

Uses		Resources
Repayment of:		New Senior Debt	M€ 180.000
•ICG Senior Bonds	M€ 73.275
•Senior Debt	M€ 113.940	Cash on BS	M€ 9.000

Transaction fees	M€ 1.511
Overfunding	M€ 0.274
Total	M€ 189.000	Total	M€ 189.000

Repayment of existing debt:
ICG Senior Bonds:

Capital	62,000,000.00
Interest Principal	11,275,170.12
Total	73,275,170.12

Senior Debt:

	Financière Echezeaux	Plastiform’s	Total
Capital	93,150,000.00	20,250,000.00	113,400,000.00
Interest Principal	438,581.25	95,343.75	533,925.00
Interest Credit revolving	6,416.67	-	6,416.67
Total	93,594,997.92	20,345,343.75	113,940,341.67

Implementation of a new bank loan from CIC of €180 million:
•Subscribed by PLASTIFORM’S for €20.3 million
•Subscribed by ECHEZEAUX GROUPE for €159.7 million
The characteristics of the new loan are as follows:
•Margin on variable interest rate according to the net debt / EBITDA ratio.
•First due date (from 07/22/21 to 09/30/21): 2.25%
Establishment of a current account between FIXCO Invest and ECHEZEAUX GROUPE of €9 million.
Annual rate: 2.25%

By decision of the sole shareholder dated September 8, 2021, this current account advance was converted into a capital increase of ECHEZEAUX GROUPE, in the amount of €9 million, by issuing 9,000,000 new ordinary shares with a nominal value of one euro each, fully paid up by compensation.
Acquisition of ETANCO Group by Simpson Strong-Tie
On April 1, 2022, ETANCO Group was acquired by Simpson Strong-Tie, an industry leader in engineered structural connectors and building solutions. This operation will allow for a greatly increased product portfolio and expanded presence in existing markets. It will further develop the market channel reach in Europe as well as enhance building envelope solutions for industrial and commercial construction.
Ongoing tax audit
Financière Echezeaux was subject to a tax inspection covering fiscal periods of March 2018, March 2019 and March 2020. It relates to the interest-rate on bond with ECHEZEAUX Holding 2 (Groupe 3i). On December 10, 2021, the group received from the French tax authorities a proposed tax reassessment, contested by the Group. The Group is waiting for the tax authorities’ answer following Group comments sent in February 2022.
FIXCO Invest was subject to a tax inspection covering fiscal periods from July 2018 to March 2021. It relates to the interest-rate on mezzanine debt with FASTO Financing pertaining to Groupe ICG (Intermediate Capital Group). On December 9, 2021, the group received from the French tax authorities a proposed tax reassessment, contested by the Group. Following Group comments sent in February 2022, a meeting with the hierarchical superior took place on April 6, 2022.
5. Consolidation scope
5.1. Entities belonging to the scope of consolidation as at March 31, 2021 and March 31, 2020
All entities held directly or indirectly by the FIXCO Group are fully consolidated. The parent company of the Group is FIXCO Invest SAS, a French company.

Scope of consolidation	March 31, 2020		March 31, 2021
	Financial interest	Ownership interest	Financial interest	Ownership interest
FIXCO INVEST SAS N° SIREN 841 250 608 Parc des Erables Bâtiment 1, 66, Route de Sartrouville 78230 LE PECQ (FRANCE)	100%	100%	100%	100%
ECHEZEAUX GROUPE SAS N° SIREN 534 682 570 Parc des Erables Bâtiment 1, 66, Route de Sartrouville 78230 LE PECQ (FRANCE)	100%	100%	100%	100%
FINANCIERE ECHEZEAUX SAS N° SIREN 534 678 669 Parc des Erables Bâtiment 1, 66, Route de Sartrouville 78230 LE PECQ (FRANCE)	100%	100%	100%	100%
SAS PLASTIFORM’S N° SIREN 764 500 740 Le Monceau 87380 MAGNAC-BOURG (FRANCE)	100%	100%	100%	100%
SAS ATELIERS LR ETANCO N° SIREN 579 800 764 Parc des Erables Bâtiment 1, 66, Route de Sartrouville 78230 LE PECQ (FRANCE)	100%	100%	100%	100%
SARL LRD N° SIREN 350 171 468 ZA Du Martoulet 87380 SAINT GERMAIN LES BELLES (FRANCE)	100%	100%	100%	100%

SA LRM N° SIREN 321 079 634 145, rue Rateau 93120 LA COURNEUVE (FRANCE)	100%	100%	100%	100%
SARL R-FIX N° SIREN 398 843 748 1, rue Chappé 97420 LE PORT (La Réunion) (FRANCE)	100%	100%	100%	100%
SAS LRM-INDUSTRIES N° SIREN 435 017 165 La Maison Blanche 1759, Route de Quarante Sous 78630 ORGEVAL (FRANCE)	100%	100%	100%	100%
SCI LOBER N° SIREN 350 357 695 Parc des Erables Bâtiment 1, 66, Route de Sartrouville 78230 LE PECQ (FRANCE)	100%	100%	100%	100%
SCI LEPONE N° SIREN 342 724 915 Parc des Erables Bâtiment 1, 66, Route de Sartrouville 78230 LE PECQ (FRANCE)	100%	100%	100%	100%
NV ETANCO BENELUX Sit Jansveld 8 2160 WOMMELGEM (BELGIUM)	100%	100%	100%	100%
ETANCO GMBH Auf der Landeskrone 57234 WILNSDORF (GERMANY)	100%	100%	100%	100%
ETANCO ROMANIA SRL 4 secteur Aminan BL4, App 70 BUCAREST (ROMANIA)	100%	100%	100%	100%
FRIULSIDER SPA 33048 SAN GIOVANI AL NATISONE (ITALY)	100%	100%	100%	100%
FRIULSIDER UK Bruce Road - Forestfach SA5 4HS SWANSEA (UK)	100%	100%	100%	100%
SICOP SRL Via Delle Industrie, 53, 20037 PADERNO DUGNANO (MI) (ITALY)	100%	100%	100%	100%
ETANCO SP ZOO UL OLSZTYNSKA 30PL, 11-130 ONETA (POLAND)	100%	100%	100%	100%
ETANCO FASTENING SRL COM. BRAZI St Negoiest, srt. Piatra Craiului nr 7, Parc Industrial BIDO - Hala 16 (ROMANIA)	100%	100%	100%	100%
SYSTEA GMBH Margarete-Steiff-Straße 6, 24558 HENSTEDT-ULZBURG (GERMANY)	-	-	100%	100%
CLEAS 5, rue du Pont à lunette 69390 VOURLES (FRANCE)	-	-	60%	60%

5.2. Impact of acquisitions

CLEAS and SYSTEA were acquired on July 20, 2020 and February 28, 2021 respectively. The impacts of these acquisitions on the group's consolidated financial statements are presented below.
Regarding CLEAS acquisition, FIXCO Group acquired 60% of CLEAS shares. There are purchase and sale commitments (put and call options) on the remaining 40% of CLEAS exercisable respectively in September and October 2025.

a) Balance sheet at acquisition date

(Euros in thousands)	SYSTEA	CLEAS
	Net Value	Net Value
Intangible assets	17	1
Property, Plant and Equipment	297	77
Financial assets	4	12
Total Fixed Assets	318	90
Inventories	1,628	662
Trade accounts receivable	484	1,649
Other receivables	281	111
Cash and cash equivalents	210	1,132
Total Current Assets	2,603	3,554
Total Assets	2,921	3,644
Share capital	150	10
Retained earnings	340	1,366
Total Stockholders’ Equity	490	1,376
Loans and financial debt	-	349
Trade accounts payable	665	1,159
Other liabilities	1,766	760
Total Liabilities	2,431	2,268
Total Liabilities and Stockholders’ Equity	2,921	3,644

b) Revenue and net income

(Euros in thousands)	SYSTEA	SYSTEA
Revenue (*)	1,154	6,742
Net income (*)	115	545

(*) Revenue and net income generated by CLEAS and SYSTEA between the acquisition date and March 31, 2021.

c) Calculation of Goodwill

(Euros in thousands)	SYSTEA	CLEAS
Price paid for the acquired business	22,475	3,964
Brand	3,222	-
Customer relationship (net of deferred tax)	6,478	-
Net identifiable assets	490	826
Deferred tax on acquisition expenses	170	45
Goodwill	12,114	3,093

d) Effect of acquisition on cash

(Euros in thousands)	SYSTEA	CLEAS
Price paid for the acquired business	(22,475)	(3,964)
Cash acquired	210	1,102
Total cash Impact	(22,265)	(2,862)

Note 6. Detail of balance sheet and profit and loss items

6.1 Revenue

(Euros in thousands)	March 31, 2020	March 31, 2021
France	131,430	130,716
Export	75,164	89,519
Revenue	206,594	220,235

Export revenue includes turnover generated abroad by the French companies. It also includes turnover generated by the foreign companies of the group in their countries or territories (Italy, UK, Poland, etc.).

6.2. Other Income

(Euros in thousands)	March 31, 2020	March 31, 2021
Change in finished good	5,257	(3,417)
Reversal of operating provisions	3,370	533
Other operating income	712	881
Transfer of operating charges	-	15
Other income	9,338	(1,988)

6.3. Taxes Other Than Income Tax

(Euros in thousands)	March 31, 2020	March 31, 2021
Payroll Taxes	(622)	(556)
Company value-added contribution (“CVAE”)	(913)	(986)
Other Taxes	(1,079)	(1,064)
Taxes other than income tax	(2,614)	(2,606)

6.4. Personnel Expenses

(Euros in thousands)	March 31, 2020	March 31, 2021
Wages and salaries	(29,349)	(30,659)
Social charges	(11,311)	(11,157)
Employee profit sharing	(1,319)	(1,515)
Personnel expenses	(41,978)	(43,331)

6.5. Other Operating Expenses

(Euros in thousands)	March 31, 2020	March 31, 2021
Other external expenses	(31,060)	(30,608)
Other expenses	(4,159)	(3,867)
Other operating expenses	(35,219)	(34,475)

6.6. Depreciation and Amortization

(Euros in thousands)	March 31, 2020	March 31, 2021
Amortization	(10,256)	(10,618)
Provisions	(984)	(707)
Depreciation and amortization	(11,240)	(11,325)

6.7. Net Financial Income (Loss)

(Euros in thousands)	March 31, 2020	March 31, 2021
Foreign exchange gains	117	242
Other financial income	46	69
Reversal of financial provisions	15	-
Financial income	178	311
Interest and financial expenses	(18,283)	(19,576)
Foreign exchange losses	(174)	(171)
Other financial expenses	(837)	(610)
Financial expenses	(19,294)	(20,357)
Net financial income (loss)	(19,115)	(20,045)

Interest and financial expenses, amounting to 19,576 K€ in 2021 and 18,283 K€ in 2020 are mainly composed of interest expenses:
•FIXCO related to mezzanine debt for 10,501 K€ in 2021 and 9,473 K€ in 2020.
•ECHEZEAUX GROUPE SAS for 6,498 K€ in 2021 and 6,164 K€ in 2020.
•FINANCIERE ECHEZEAUX for 2,091 K€ in 2021 and 2,137 K€ in 2020.
•PLASTIFORM’S for 413 K€ in 2021 and 445 K€ in 2020.

6.8. Extraordinary income (expenses)

(Euros in thousands)	March 31, 2020	March 31, 2021
Extraordinary income	480	693
Extraordinary expenses	(2,600)	(605)
Extraordinary income (loss)	(2,119)	88

Income and expenses which, by their nature or their significant nature, do not relate to the group's current activities are recognized in extraordinary income and expenses. Thus, certain compensation for termination of employment contracts and acquisition-related costs are reclassified as extraordinary expenses.

6.9. Income tax

6.9.1.    Breakdown of the income tax expense

(Euros in thousands)	March 31, 2020	March 31, 2021
Current income tax	(4,824)	(4,572)
Deferred income tax	(3,902)	(2,288)
Income tax	(8,726)	(6,860)

6.9.2.    Reconciliation of income tax expense and theoretical income tax expense

(Euros in thousands)	March 31, 2020	March 31, 2021
Net result of the period	1,644	9,409
Income tax expense reported in the statement of profit or loss	(8,726)	(6,860)
Taxable net income	10,369	16,269

Current tax rate in France	32.02%	28.92%
Theoretical tax expenses	(3,320)	(4,705)
Adjustments of theoretical tax expenses :
Unrecognized deferred tax assets on tax losses	(2,365)	(1,887)
Reassessment of the recognition of deferred tax assets	(109)	(496)
Depreciation of deferred tax on losses carried forward	(2,106)	-
Tax risk provision	(1,000)	-
Tax rates differences	437	74
Permanent differences	(263)	154
Income tax expenses	(8,726)	(6,860)

6.10. Goodwill

(Euros in thousands)	March 31, 2020	Change in consolidation scope	March 31, 2021
Gross carrying amount	167,215	15,216	182,431
Impairment	-	-	-
Total Net Value	167,215	15,216	182,431

At March 31, 2021, goodwill is mainly made of:
•167,215 K€ corresponding to the acquisition of ECHEZEAUX GROUPE by FIXCO,
•12,114 K€ corresponding to the acquisition of SYSTEA on February 28, 2021,
•3,094 K€ corresponding to the acquisition of CLEAS on July 20, 2020.

Goodwill is subject to impairment testing. Impairment tests were carried out at the end of March 2021 and at the end of March 2020. No impairment loss was recognized following this test.

6.11. Intangible Assets

(Euros in thousands)	March 31, 2019	Change in consolidation scope	Additions / Depreciation and amortization expense	Disposals / Release on disposals	Reclassifications and Foreign Exchange	March 31, 2020
Gross carrying amount	132,470	-	939	(8)	(9)	133,392
Trademarks	79,700	-	-	-	-	79,700
Customer relationship	42,800	-	-	-	-	42,800
Patents and similar rights	136	-	-	-	(0)	135
Licenses and software	235	-	6	(8)	(3)	231
Lease premium	30	-	-	-	-	30
Other intangible assets	9,569	-	933	-	(6)	10,496
Depreciation and amortization	(9,572)	-	(4,512)	8	9	(14,067)
Customer relationship	(1,800)	-	(3,600)	-	-	(5,400)
Patents and similar rights	(87)	-	(8)	-	-	(95)
Licenses and software	(113)	-	(43)	8	3	(145)
Lease premium	-	-	-	-	-	-
Other intangible assets	(7,572)	-	(861)	-	6	(8,427)
Total net value	122,898	-	(3,573)	-	(0)	119,325

(Euros in thousands)	March 31, 2020	Change in consolidation scope	Additions / Depreciation and amortization expense	Disposals / Release on disposals	Reclassifications and Foreign Exchange	March 31, 2021
Gross carrying amount	133,392	12,289	1,612	(1,550)	57	145,800
Trademarks	79,700	3,222	-	-	-	82,922
Customer relationship	42,800	8,946	-	-	-	51,746
Patents and similar rights	135	17	2	-	61	216
Licenses and software	231	104	-	(4)	(4)	327
Lease premium	30	-	-	-	-	30
Other intangible assets	10,496	-	1,610	(1,546)	(0)	10,559
Depreciation and amortization	(14,067)	(103)	(4,774)	1,550	(51)	(17,445)
Customer relationship	(5,400)	-	(3,662)	-	-	(9,062)
Patents and similar rights	(95)	(16)	(11)	-	(55)	(177)
Licenses and software	(145)	(87)	(29)	4	4	(253)
Other intangible assets	(8,427)	-	(1,072)	1,546	-	(7,952)
Total net value	119,325	12,186	(3,162)	-	6	128,355

Trademarks include the ETANCO, FRIULSIDER and SYSTEA brands for 64.1M€, 15.6M€ and 3.2M€.
Trademarks are not amortized. However, they are tested for impairment at each March 31 closing. No impairment loss was recognized following this test.

Customer relationship amounting to 51.7 M€ as at March 31, 2021 are related to ETANCO (42.8 M€) and SYSTEA (8.9 M€) and amortized on a straight-line basis over a period of twelve years.

6.12 Property, Plant and Equipment

(Euros in thousands)	March 31, 2019	Change in consolidation scope	Additions / Depreciation and amortization expense	Disposals / Release on disposals	Reclassifications and Foreign Exchange	March 31, 2020
Gross carrying amount	121,337	(113)	5,343	(437)	(312)	125,817
Land	3,859	-	-	-	(4)	3,855
Buildings	29,229	-	427	-	(139)	29,516
Machinery and equipment	70,357	(98)	1,738	(217)	(151)	71,628
Other tangible fixed assets	15,813	-	2,397	(219)	119	18,110
Tangible fixed assets in progress	2,079	-	766	-	(137)	2,707
Payments in advance on tangible fixed assets	-	(15)	15	-	-	-
Depreciation and amortization	(79,645)	90	(5,040)	437	169	(83,990)
Buildings	(15,114)	-	(1,285)	-	59	(16,340)
Machinery and equipment	(54,653)	90	(2,852)	217	101	(57,097)
Other tangible fixed assets	(9,878)	-	(903)	219	9	(10,553)
Total net value	41,691	(23)	302	-	(143)	41,827

(Euros in thousands)	March 31, 2020	Change in consolidation scope	Additions / Depreciation and amortization expense	Disposals / Release on disposals	Reclassifications and Foreign Exchange	March 31, 2021
Gross carrying amount	125,817	1,024	4,836	(1,026)	(238)	130,412
Land	3,855	-	-	-	(5)	3,850
Buildings	29,516	6	974	(436)	321	30,381
Machinery and equipment	71,628	227	1,724	(155)	1,221	74,645
Other tangible fixed assets	18,110	791	1,707	(434)	(512)	19,662
Tangible fixed assets in progress	2,707	-	211	-	(1,263)	1,655
Payments in advance on tangible fixed assets	-	-	219	-	-	219
Depreciation and amortization	(83,990)	(650)	(5,149)	1,034	100	(88,655)
Buildings	(16,340)	(1)	(1,295)	439	86	(17,110)
Machinery and equipment	(57,097)	(180)	(2,465)	160	19	(59,562)
Other tangible fixed assets	(10,553)	(469)	(1,389)	434	(5)	(11,982)
Total net value	41,827	374	(314)	8	(138)	41,757

6.13. Financial Assets

(Euros in thousands)	March 31, 2019	Change in consolidation scope	Additions / Depreciation and amortization expense	Disposals and sales	Reclassifications and Foreign Exchange	March 31, 2020
Gross carrying amount	404	0	6	(140)	98	369
Shares in non-consolidated entities	11	-	-	(105)	98	4
Loans and security	394	-	6	(35)	(0)	365
Impairment of financial assets	(7)	0	-	-	7	-
Total net value	398	0	6	(140)	105	369

(Euros in thousands)	March 31, 2020	Change in consolidation scope	Additions / Depreciation and amortization expense	Disposals and sales	Reclassifications and Foreign Exchange	March 31, 2021
Gross carrying amount	369	16	59	-	(0)	443
Shares in non-consolidated entities	4	-	-	-	-	4
Long-term investment securities	-	4	-	-	-	4
Loans and security	365	12	59	-	(0)	435
Total net value	369	16	59	-	(0)	443

6.14. Inventories

(Euros in thousands)	Gross carrying amount	Depreciation	Net value as at March 31, 2020	Gross carrying amount	Depreciation	Net value as at March 31, 2021
Raw materials	4,515	(137)	4,378	4,109	(132)	3,977
Work in progress	426	-	426	422	-	422
Finish products and semi-finished products	59,893	(3,408)	56,486	58,914	(3,516)	55,399
Total net value	64,834	(3,545)	61,289	63,445	(3,648)	59,798

6.15. Trade accounts receivables

(Euros in thousands)	Less than 1 year	1 to 5 years	More than 5 years	March 31, 2020
Trade accounts receivable	46,706	-	-	46,706
Allowance for doubtful debts	(2,847)	-	-	(2,847)
Total net value	43,859	-	-	43,859

(Euros in thousands)	Less than 1 year	1 to 5 years	More than 5 years	March 31, 2021
Trade accounts receivable	56,883	-	-	56,883
Allowance for doubtful debts	(2,966)	-	-	(2,966)
Total net value	53,917	-	-	53,917

(Euros in thousands)	March 31, 2019	Change in consolidation scope	Changes	Allowance of provision	Foreign Exchange	March 31, 2020
Trade accounts receivable	51,342	-	(4,539)	-	(96)	46,706
Allowance for doubtful accounts	(2,760)	-	321	(410)	2	(2,847)
Total net value	48,582	-	(4,218)	(410)	(94)	43,859

(In thousand s of euros)	March 31, 2020	Change in consolidation scope	Changes	Allowance of provision	Reversal of provision	Reclassifications	Foreign Exchange	March 31, 2021
Trade accounts receivable	46,706	2,223	7,623	-		434	(103)	56,883
Allowance for doubtful accounts	(2,847)	(90)	211	(309)	-	67	2	(2,966)
Total net value	43,859	2,133	7,834	(309)	-	501	(101)	53,917

6.16.    Other receivables

(Euros in thousands)	Less than 1 year	1 to 5 years	More than 5 years	March 31, 2020
Gross carrying amount	10,343	-	-	10,343
Tax and social receivables	1,602	-	-	1,602
Other receivables	664	-	-	664
Income tax receivables	3,166	-	-	3,166
Debt issued costs and prepaid expenses	4,911	-	-	4,911
Total net value	10,343	-	-	10,343

(Euros in thousands)	Less than 1 year	1 to 5 years	More than 5 years	March 31, 2021
Gross carrying amount	8,302	-	-	8,302
Tax and social receivables	1,870	-	-	1,870
Other receivables	1,124	-	-	1,124
Income tax receivables	1,328	-	-	1,328
Debt issued costs and prepaid expenses	3,981	-	-	3,981
Total net value	8,302	-	-	8,302

(Euros in thousands)	March 31, 2019	Change in consolidation scope	Changes	Amortization	Foreign Exchange	March 31, 2020
Tax and social receivables	1,693	-	(91)	-	-	1,602
Income tax receivables	1,295	-	1,872	-	(1)	3,166
Other receivables	1,072	(21)	(385)	-	(2)	664
Debt issue costs and prepaid expenses	5,713	(3)	(91)	(704)	(3)	4,911
Allowance for doubtful accounts	(15)	-	15	-	-	-
Total net value	9,758	(24)	1,320	(704)	(7)	10,343

(Euros in thousands)	March 31, 2020	Change in consolidation scope	Changes	Amortization	Foreign Exchange	March 31, 2021
Tax and social receivables	1,602	-	268	-	(0)	1,870
Income tax receivables	3,166	-	(1,836)	-	(2)	1,328
Other receivables	664	349	112	-	(2)	1,123
Debt issued costs and prepaid expenses	4,911	43	(264)	(703)	(6)	3,981
Total net value	10,343	392	(1,720)	(703)	(10)	8,302
6.17. Break down of deferred tax

Basis of deferred tax are broken down as follows:

(Euros in thousands)	March 31, 2019	Changes	Foreign Exchange	March 31, 2020
Deferred taxes – asset	13,618	(5,448)	(47)	8,123
Deferred taxes – liabilities	15,771	(1,546)	(41)	14,184
Net balance of deferred tax	(2,153)	(3,902)	(6)	(6,061)

(Euros in thousands)	March 31, 2020	Change in consolidation scope	Changes	Foreign Exchange	March 31, 2021
Deferred taxes – asset	8,123	215	(3,798)	(6)	4,534
Deferred taxes – liabilities	14,184	2,468	(1,509)	(0)	15,142
Net balance of deferred tax	(6,061)	(2,253)	(2,288)	(6)	(10,608)

(Euros in thousands)	March 31, 2020	March 31, 2021
Tax losses carried forward	7,122	3,368
Tax effect of temporary differences related to:
•Intangible assets	(9,790)	(11,458)
•Property, plant and equipment	(4,650)	(4,023)
•Financial assets	325	540
•Inventories	325	369
•Provisions	607	596
Total deferred tax on temporary differences	(13,183)	(13,976)
Net deferred tax assets/(liabilities)	(6,061)	(10,608)

6.18. Provisions

(Euros in thousands)	March 31, 2019	Change in consolidation scope	Additions	Reversals	Others	March 31, 2020
Provisions for litigation and claims	270	-	-	(157)	(0)	113
Provisions for retirement and post-employment benefits	2,368	-	527	(182)	(1)	2,711
Other provisions	3,877	(7)	1,000	(24)	(0)	4,846
Total provisions	6,515	(7)	1,527	(363)	(2)	7,671

(Euros in thousands)	March 31, 2020	Change in consolidation scope	Additions	Reversals	Others	March 31, 2021
Provisions for litigation and claims	113	-	119	(53)	-	179
Provisions for retirement and post-employment benefits	2,711	-	204	(87)	(2)	2,826
Other provisions	4,846	-	49	(449)	0	4,447
Total provisions	7,671	-	372	(589)	(2)	7,452

The other provisions for risks and charges amounting to 4,846 K€ as at March 31, 2020 and 4,447 K€ as at March 31, 2021 mainly correspond to a provision for tax charges.
6.19.    Loans and financial debt

(Euros in thousands)	Less than 1 year	1 to 5 years	More than 5 years	March 31, 2020	Less than 1 year	1 to 5 Years	More than 5 years	March 31, 2021
Mezzanine debts (1)	-	-	161,634	161,634	69	175,812	-	175,881
Bank borrowings and debt (2)	20,300	113,400	-	133,700	18,200	95,200	-	113,400
Other financial debt	20,043	-	-	20,043	565	-	-	565
Loans and financial debt	40,343	113,400	161,634	315,377	18,834	271,012	-	289,846

(1) Mezzanine debts consist of:
a.A subscription to a Mezzanine Senior contract for an amount of €62 million on September 20, 2018. The issue price being €10,000 per 6,200 Mezzanine Bonds between ECHEZEAUX GROUPE as issuer, INTERMEDIATE CAPITAL GROUP plc as mezzanine arranger, INTERMEDIATE CAPITAL GROUP SAS as mezzanine underwriters' agent, INTERMEDIATE CAPITAL GROUP plc as mezzanine paying agent and FASTCO FINANCING S.à.rl. as a mezzanine underwriter. This loan bears an interest rate equal to EURIBOR + 9.5%. These interests are capitalized for 5.5% and paid for 4.0%.

b.A subscription to a Mezzanine Junior contract for an amount of €80 million linked to the acquisition of ECHEZEAUX GROUPE on September 20, 2018. This loan, consisting of 80 million bonds with a value of €1 each, was subscribed between FIXCO Invest as issuer, INTERMEDIATE CAPITAL GROUP plc as mezzanine arranger, Intermediate Capital group SAS as mezzanine subscriber agent, and Intermediate Capital group plc as mezzanine paying agent. This contract matures on September 20, 2027 and bears interest equal to EURIBOR + 11%. Interests are capitalized.
(2) Loans from credit institutions include bank debt at FINANCIERE ECHEZEAUX and PLASTIFORM’S.
About FINANCIERE ECHEZEAUX:
•An initial loan subscription of €115 million, repaid for €16.69 million during the financial year ended March 31, 2021.
•A debt repayment of €6.3 million, initially scheduled for March 31, 2020, which had been postponed due to the pandemic, was repaid on September 30, 2020.
About PLASTIFORMS:
•An initial loan subscription of €25 million, repaid in the amount of €3,635 million during the financial year ended March 31, 2021.
Rate hedging has been set up in accordance with bank documentation with:
•a CAP of 0.00% against Euribor 3M for the period from March 31, 2019 to September 30, 2020
•two CAP strike 0.00% subscribed by FINANCIERE ECHEZEAUX and PLASTIFORM’S, covering 100% of the senior debt for the period from September 30, 2022 to September 30, 2024
•a swap of 0.55% against Euribor 3M for the period from September 30, 2020 to September 30, 2022 (100% coverage of the debt with an average rate of 0.27% over 4 years).
The interest rate margin was 2.0% in the first half then 1.5% in the second half of the year. The banking covenant ratio for the two loans Debt Net / EBITDA as at March 31, 2020 and March 31, 2021 has been complied with.
6.20.    Trade accounts payable

(Euros in thousands)	Less than 1 year	1 to 5 years	More than 5 years	March 31, 2020
Suppliers and other trade accounts payable	27,303	-	-	27,303
Customer advances and payments received on orders	275	-	-	275
Trade accounts payable	27,577	-	-	27,577

(Euros in thousands)	Less than 1 year	1 to 5 years	More than 5 years	March 31, 2021
Suppliers and other trade accounts payable	35,085	-	-	35,085
Customer advances and payments received on orders	1,288	-	-	1,288
Trade accounts payable	36,373	-	-	36,373

6.21.    Other liabilities

(Euros in thousands)	Less than 1 year	1 to 5 years	More than 5 years	March 31, 2020
Employee-related liabilities and other tax liabilities	12,283	-	-	12,283
Deferred revenue	101	-	-	101
Other liabilities	318	-	-	318
Other liabilities	12,702	-	-	12,702

(Euros in thousands)	Less than 1 year	1 to 5 years	More than 5 years	March 31, 2021
Employee-related liabilities and other tax liabilities	14,301	-	-	14,301
Deferred revenue	69	-	-	69
Other liabilities	583	-	-	583
Other liabilities	14,952	-	-	14,952

(Euros in thousands)	March 31, 2019	Change in consolidation scope	Changes	Foreign Exchange	March 31, 2020
Employee-related liabilities and other tax liabilities	11,822	(26)	493	(6)	12,283
Other liabilities	657	(3)	(154)	(82)	419
Other liabilities	12,480	(29)	339	(88)	12,702

(Euros in thousands)	March 31, 2020	Change in consolidation scope	Changes	Foreign Exchange	March 31, 2021
Employee-related liabilities and other tax liabilities	12,283	920	1,100	(2)	14,301
Other liabilities	419	1 606	(1,349)	(25)	651
Other liabilities	12,702	2,526	(250)	(27)	14,952

6.22. Share capital

6.22.1 Share capital

(In thousand euros)	Number of shares	Nominal value in €	Amount in K€
March 31, 2019	126,940,001	0.5	63,470
Issuance during the period	3,047,601	0.5	1,524
Repayment during the period	-	-	-
March 31, 2020	129,987,602	0.5	64,994
Issuance during the period	62,972	0.5	31
Repayment during the period	-	-	-
March 31, 2021	130,050,574	0.5	65,025

The share capital consists of ordinary shares and three categories of preferred shares (A, B and C) with a nominal value of €0.50 each and has been issued and fully paid up.
As at March 31, 2020, the share capital amounted to 64,994 K€ and consisted of 35,693,520 ordinary shares, 92,383,844 Preferred shares A, 1,281,922 Preferred shares B and 628,316 Preferred shares C. The Group’s share capital was 86.47 % held by the fund Fastco Investment SARL, 10.47% by LR Lux and 3.06% by some of the Group’s employees.
As at March 31, 2021, the share capital amounted to 65,025 K€ and consisted of 35,693,520 ordinary shares, 92,383,844 Preferred shares A, 1,281,922 Preferred shares B and 691,288 Preferred shares C. The Group’s share capital was 86.47% held by the fund Fastco Investment SARL, 10.89% by LR Lux and 2.64% by some of the Group’s employees.
During the financial years ended March 31, 2020 and March 31, 2021, the following transactions were carried out by decision of the shareholders:
•Capital increase of 1,524 K€ by decision of the General Meeting of Shareholders of November 28, 2019
•Capital increase of 28 K€ euros by decision of the General Meeting of Shareholders of July 31, 2020
•Capital increase of 3 K€ euros by decision of the General Meeting of Shareholders of January 27, 2021

The ordinary shares and the preferred shares have the same voting rights. However, the preferred shares have the following special financial rights:
•Preferred shares A:
◦A right to all distributable sums, reserves or premiums until full payment of a preferential and cumulative dividend calculated pursuant to a formula provided for under the Articles of Association; this priority revenue being calculated taking into account, in particular, the nominal value of the concerned shares and their holding period;
◦An amount equal to twice the nominal value of the Preferred share A in case of a buyback of the shares or liquidation.
•Preferred shares B:
◦A right to all distributable sums, reserves or premiums until full payment of a preferential and cumulative dividend calculated pursuant to a formula provided for under the Articles of Association; this priority revenue being calculated taking into account, in particular, the nominal value of the concerned shares and their holding period as well as the subscription price of the securities held by Fastco Investment SARL;
◦An amount equal to twice the nominal value of the Preferred share B in case of a buyback of the shares or liquidation;
◦In addition, each Preferred Share B entitles its holder, pari passu with the holders of ordinary shares to the ordinary rights calculated pursuant to a formula provided for under the Articles of Association.

•Preferred shares C:
◦A right to all distributable sums, reserves or premiums as well as in case of buyback of the shares or liquidation, until full payment of a preferential and cumulative dividend equal to an amount calculated pursuant to a formula provided for under the Articles of Association; this priority revenue being calculated taking into account, in particular, the reached (i) annual internal rate of return as well as (ii) multiple.

6.22.2. Free shares
The Group has two free shares plans for corporate officers and key employees in France, and abroad.

	Plan 2018					Plan 2019
	Free ordinary shares	Free preferred shares B	Free preferred shares C	Free preferred shares C	Free preferred shares C	Free ordinary shares	Free preferred shares B
Grant date	28/11/2018	28/11/2018	28/11/2018	31/07/2019	27/01/2020	06/11/2019	06/11/2019
Vesting conditions to be fulfilled	Subject to the presence of the beneficiary within the group on the vesting date and to the absence of any material breach of the provisions of the articles of association or shareholders' agreement
Fair value at the grant date	1.00 €	1.14 €	0.20 €	0.20 €	0.27 €	1.40 €	1.15 €
Fair value as at March 31, 2020	1.54 €	1.42 €	0.88 €	0.88 €	0.88 €	1.54 €	1.42 €
Fair value as at March 31, 2021	3.00 €	1.84 €	1.74 €	1.74 €	1.74 €	3.00 €	1.84 €
Number of free shares granted	1,163,320	1,255,965	628,316	56,140	6,832	24,043	25,957
Outstanding free shares as at March 31, 2020	1,163,320	1,255,965	628,316	56,140	6,832	24,043	25,957
Number of free shares cancelled	(258,524)	(279,115)	(21,181)	-	-	-	-
Outstanding free shares as at March 31, 2021	904,796	976,850	607,135	56,140	6,832	24,043	25,957

In November 2018, a Put/Call Agreement was entered into between all employees of Fixco Group who were granted and/or who acquired Fixco shares and Fastco (the principal shareholder).

6.23.    Other information
6.23.1.    Off-balance sheet commitments given
Bank loan
As part of the Credit Agreement entered into by ATELIER LR ETANCO, PLASTIFORMS and FINANCIERE ECHEZEAUX with CIC, the following commitments were made to the lending banks:
•Compliance with financial ratios,
•Compliance with certain conditions for disposals and acquisitions of assets, distributions, control, activities and additional indebtedness.
All of the assets of the FIXCO Group companies have been pledged to the banks. A guarantee has been given to the banking pool: the pledging of PLASTIFORM'S securities, as well as securities held by PLASTIFORM'S and by ETANCO.
(a)Pledge of PLASTIFORM'S Financial Securities Account
FINANCIERE ECHEZEAUX shall, on the Refinancing Date, provide security for all sums due by FINANCIERE ECHEZEAUX in its capacity as Borrower and Surety to the Agent, the Security Agent, the Lenders and any Cover Bank (only if it is a Lender) under the Financing Documents, the PLASTIFORM'S Financial Securities Account Pledge.
(b) Pledges of Financial Securities Accounts PLASTIFORM’S Subsidiaries
PLASTIFORM'S shall grant, on the Refinancing Date, as security for all sums due by PLASTIFORM'S to the Agent, the Security Agent, the Lenders concerned and any Cover Bank (only if it is a Lender) under the Financing Documents, Pledges of Financial Securities Accounts of PLASTIFORM'S Subsidiaries.
(c) Pledges of Financial Securities Accounts of ETANCO Subsidiaries.
ETANCO shall grant, on the Refinancing Date, as security for all sums owed by ETANCO to the Agent, the Security Agent and the Lenders concerned under the Financing Documents, the Pledges of Financial Securities Accounts of ETANCO Subsidiaries.
6.23.2. Off-balance sheet commitments received
Credit facilities
LR ETANCO benefits from a credit facility, received on September 20, 2018, in the amount of €20 million, for the purpose of financing its operations. As a precaution due to the Covid 19 epidemic, this facility was used in full (€20m) in March 2020, then repaid in full (€20m) on June 25, 2020.
6.23.3 Workforce breakdown

	March 31, 2020	March 31, 2021
Management staff	146	165
Supervisors	57	30
Office staff	297	346
Workers	322	375
Number of employees	822	916

7. Summary of differences between French GAAP and US GAAP
The consolidated financial statements have been prepared in accordance with French GAAP which, as applied by the Company, differ in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). The effects of the application of US GAAP to net income and stockholders’ equity are set forth in the tables below:

In thousands of euros		Year ended March 31, 2020	Year ended March 31, 2021
French GAAP Net income as reported in the Consolidated Statement of Operations		1,644	9,409

Adjustments to conform to US GAAP
Share-based compensation expenses related to shares acquired by and granted free to the employees	b	(1,258)	(2,532)
Compensation for post combination services	c	-	(106)
Acquisition-related costs	d	-	(780)
Leases	e	(228)	(92)
Defined benefit pension plan	f	361	(95)
Debt issuance costs	g	(13)	(61)
Interest rate swaps and cap on borrowings	h	(274)	317
Tax uncertainties	i	(985)	-
Tax effect		132	164
Total adjustments on Net Income		(2,266)	(3,185)

US GAAP Net Income (loss)		(622)	6,224

French GAAP Stockholders’ Equity as reported in the Consolidated Balance Sheet		124,548	134,154

Adjustments to conform to US GAAP
Preferred shares A, B and C classified as Temporary Equity	a	(94,128)	(94,226)
Share-based compensation expenses related to shares acquired by and granted free to the employees	b	-	-
Compensation for post combination services	c.1	-	(106)
Put option on NCI classified as Temporary Equity	c.2	-	(895)
Acquisition-related costs	d	(1,159)	(1,939)
Leases	e	(727)	(819)
Defined benefit pension plan	f	-	38
Debt issuance costs	g	15	(46)
Interest rate swaps and cap on borrowings	h	(1,285)	(839)
Tax uncertainties	i	(985)	(985)
Tax effect		846	1,001
Total adjustments on Stockholders’ Equity		(97,423)	(98,816)

US GAAP Stockholder’s Equity		27,125	35,338

US GAAP Temporary Equity related to preferred shares A, B and C	a	94,128	94,226

US GAAP Temporary Equity related to NCI	c.2	-	1,358

Description of significant French to US GAAP accounting treatment differences

a.Preferred shares A, B and C classified as temporary equity

Under French GAAP, the issuance of preferred shares is accounted for as equity, similar to the accounting for the issuance of ordinary shares.
Under US GAAP, preferred shares A, B and C are classified as temporary equity, as they contain redemption features that are outside of the issuer’s control.

b.Share-based compensation expenses related to shares acquired by and granted free to the employees

Under French GAAP, compensation expense is not recognized in connection with the grant of options, shares or other equity instruments.
Under US GAAP, compensation expense is recognized for these transactions, including for the Company’s shares acquired by the employees and subject to a put/call agreement with the Company’s parent, as the put/call agreement is considered to establish an implicit vesting period.

c.1 - Compensation for post combination services

As mentioned in Note 5.2, FIXCO acquired 60% of CLEAS’ shares on July 2020. There is a put option and a call option on the remaining 40% of CLEAS exercisable respectively in September and October 2025, which may be exercised in advance in certain termination cases.
Under French GAAP, a put option on non-controlling interests (NCI) is considered as an off-balance sheet item until the option is exercised.
Under US GAAP, the put and call options on the remaining 40% of CLEAS are considered to establish compensation to CLEAS’s former owners for post combination services. The related compensation costs are recognized as expenses as the services are rendered.

c.2 - NCI classified as temporary equity

Under French GAAP, the 40% Non-Controlling Interests (NCI) in CLEAS were measured at their proportionate interest in the net assets of the acquiree on the date FIXCO acquired 60% of CLEAS’ shares. These NCI are accounted for in equity.
Under US GAAP, such NCI were measured at fair value on the date FIXCO acquired 60% of CLEAS’ shares. These NCI are classified as temporary equity under the put and call options on these NCI, as the redemption features are outside of the Company’s control.

d.Acquisition-related costs

Under French GAAP, acquisition-related costs of securities, net of tax, as part of a business combination, are included in the investments in subsidiaries.
Under US GAAP, such costs are expensed as incurred.

e.Leases

Under French GAAP, operating lease expenses are expensed as incurred. Finance leases of fixed assets are capitalized for their value stipulated in the contract and depreciated over the same rules as if they were owned. These fixed assets are considered purchased on credit and a corresponding liability is recognized that gives rise to finance expense.
Under US GAAP (ASC Topic 840), lessees classify leases as either operating or capital leases. Operating leases are off balance sheet and rental payments are charged to expense over the lease term, generally on a straight-line basis. The lessee records a capital lease as an asset and a liability for an amount equal to the present value of the minimum lease payments at the beginning of the lease term. The asset is depreciated over either the estimated useful life of the leased property (if it is reasonably certain that the asset will become the property of the lessee at the end of the lease term) or over the lease term. The periodic rental payments made during the lease term are allocated between a reduction in the obligation and interest expense using the effective interest method.

f.Defined benefit pension plan

Under French GAAP, the provision for retirement commitments on the balance sheet corresponds to the present value of the commitments less the fair value of the plan benefits. Changes in actuarial assumptions are recorded in profit or loss of the period.
Under US GAAP, the provision related to the defined benefit obligation is the present value of benefits that have accrued to employees for services rendered through that date based on actuarial methods of calculation. The changes in actuarial assumptions (prior service costs and actuarial gains and losses) are accounted for in other comprehensive income of the period. The past service costs related to benefits that have vested are amortized over the remaining service period or life expectancy. The actuarial gains and losses are amortized out of other comprehensive income using the corridor method.

g.Debt issuance costs

In accordance with French GAAP, the debt issuance costs are recorded as assets and amortized over the term of debt on a straight-line basis.
Under US GAAP, debt issuance costs are deducted from the carrying amount of the debt. A debtor generally amortizes premiums, discounts and debt issuance costs over the stated term of the debt using the effective interest method, with the amortization classified as a component of interest expense.

h.Interest rate swaps and cap on borrowings

Under French GAAP, interest rate swaps and caps are considered off-balance sheet. The effects of such derivative instruments qualified as hedging instruments are recognized in the statement of operations symmetrically to the hedged item.
Under US GAAP, those instruments held by the Company do not qualify for hedge accounting and are recognized on balance sheet at fair value, with changes in fair value recognized in profit or loss.

i.Tax uncertainties

Under French GAAP, provisions for tax litigation and claims are recognized when the Company has a current obligation in respect of litigation, administrative inquiries, disputes and other claims arising from past events not yet settled, where it is probable that an outflow of economic benefits will be required to settle the obligation and these benefits can be reliably estimated.
Under US GAAP, the Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.